UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2012 (May 3, 2011)

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 5, 2011 (the “Original 8-K”) by Enterprise Bancorp, Inc. (the “Company”) solely for the purpose of disclosing the determination of the Company's board of directors (the “Board of Directors”) with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) At the annual meeting of shareholders of the Company held on May 3, 2011, the Board of Directors recommended that the Company's future advisory votes on executive compensation should be held every three years. Consistent with the Board of Director's intention set forth in the Company's definitive proxy statement for the 2011 annual meeting of shareholders and in light of the voting results with respect to Proposal 4 discussed in the Original 8-K, the Board of Directors determined to hold a shareholder advisory vote to approve the compensation of the Company's named executive officers compensation once every three years until the next required vote on the frequency of shareholder votes on executive compensation.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: January 18, 2012	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer

3